Exhibit 3.1
SECOND AMENDMENT
TO
THE SECOND AMENDED AND RESTATED
CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
OF
SHELTER PROPERTIES II LIMITED PARTNERSHIP
          This SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF SHELTER PROPERTIES II LIMITED PARTNERSHIP (this “Second Amendment”) is entered into as of February 11, 2011 by and among Shelter Realty II Corporation, a South Carolina corporation, in its capacity as corporate general partner (the “Corporate General Partner”), and the Limited Partners. All capitalized terms used in this Second Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).
Recitals
          WHEREAS, Shelter Properties II Limited Partnership, a South Carolina limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Amended Certificate and Agreement of Limited Partnership, dated as of March 25, 1981, as amended by that certain Second Amended and Restated Certificate and Agreement of Limited Partnership, dated as of April 30, 1981 (as further amended, the “Partnership Agreement”);
          WHEREAS, the Corporate General Partner has obtained consents of the requisite percentage-in-interest of the Limited Partners (i.e., Limited Partners who own more than 50% of the outstanding Units), necessary to amend the Partnership Agreement as provided in this Second Amendment.
          NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:
1.	Amendments to the Partnership Agreement. The Partnership Agreement shall be amended as follows:
(a)	Section 8.2 of the Partnership Agreement is hereby amended by adding the following paragraph at the end of such section:
“(aa) Permit the Partnership to enter into any contract or other transaction with a General Partner or an Affiliate in connection with a merger, reorganization, or other business combination involving the Partnership without the approval of Limited Partners holding a majority of the then outstanding Units.”
2.	Miscellaneous.
(a)	Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall prevail. In the event of any conflict of apparent conflict between any of the provisions of the Partnership Agreement as amended by this Second Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Second Amendment.
(b)	Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c)	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.
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          IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

The Corporate General Partner: SHELTER REALTY II CORPORATION, a South Carolina corporation
By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

The Limited Partners: AIMCO IPLP, L.P., a Delaware limited partnership
By:	AIMCO/IPT, Inc., its General Partner

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

COOPER RIVER PROPERTIES, L.L.C., a Delaware limited liability company
By:	AIMCO IPLP, L.P., its Sole Member

By:	AIMCO/IPT, Inc., its General Partner

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

AIMCO PROPERTIES, L.P., a Delaware limited partnership
By:	AIMCO-GP, Inc., its General Partner

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel
[Signature Page — Second Amendment to Partnership Agreement for SP II]